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                                                                      EXHIBIT 21
                                                                      ----------

                         NBD BANCORP, INC. SUBSIDIARIES
                             (Direct and Indirect)


Bank Holding Company Subsidiaries          Jurisdiction of Organization
---------------------------------          ----------------------------

   NBD Illinois, Inc.                               Delaware
   NBD Indiana, Inc.                                Delaware

Bank Subsidiaries                           Jurisdiction of Organization
-----------------                           ----------------------------
   NBD Bank (Detroit, MI)                           Michigan
   NBD Bank, N.A.
     (Indianapolis, IN)                             U.S.A.
   NBD Bank (Columbus, OH)                          Ohio
   NBD Bank (Elkhart, IN)                           Indiana
   NBD Bank (Wheaton, IL)                           Illinois
   NBD Bank, FSB (Venice, FL)                       U.S.A.
   NBD Bank, Canada                                 Canada
   NBD Bank, N.A. (Fox River
     Grove, IL)                                     U.S.A.
   National Bank of Detroit-
     Dearborn                                       U.S.A.


Bank-Related Subsidiaries                   Jurisdiction of Organization
-------------------------                   ----------------------------

Charter Oak Insurance Agency
  of Michigan, Inc.                                 Michigan
Deer Insurance Services, Inc.                       Illinois
International Bank of Detroit                       U.S.A.
NBD Brokerage Services, Inc.                        Indiana
NBD Community Development
  Corporation                                       Michigan
NBD Equipment Finance, Inc.                         Delaware
NBD Insurance Agency, Inc.                          Michigan
NBD Insurance Company                               Arizona
NBD Mortgage Company                                Delaware
NBD Neighborhood Revitalization
  Corporation                                       Indiana
NBD Real Estate Services, Inc.                      Indiana
NBD Securities, Inc.                                Michigan
NBD Service Corp.                                   Delaware
Seed-Roberts Agency, Inc.                           Michigan